EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-186107, 333-192070 and 333-199725) of Cellceutix Corporation of our report dated September 11, 2015, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this annual report on Form 10-K for the year ended June 30, 2015.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

New York, New York

September 11, 2015